EXHIBIT 10.28





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                               September  1,  1999


Tom  Jenuleson
Chief  Financial  Officer  and
     Vice  President
Allied  Healthcare  Products,  Inc.
1720  Sublette  Avenue
St.  Louis,  MO  63110

     Re: LETTER OF SECOND AMENDMENT ("SECOND AMENDMENT") TO THE $5,000,000 PROMISSORY NOTE DATED AUGUST 7, 1998 ("NOTE") MADE BY ALLIED HEALTHCARE PRODUCTS, INC. ("COMPANY") TO THE ORDER OF LASALLE BANK NATIONAL ASSOCIATION ("BANK")

Dear  Mr.  Jenuleson:

     Reference is made to the above Note. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Note.

     Pursuant to provisions of the Note, the Company is limited in its ability to sell, lease, assign, transfer or otherwise dispose of its properties or assets. The Note additionally requires that the Company maintain a Tangible Net Worth at all times of not less than $21,000,000. In that certain First Amendment letter dated March 24, 1999 by and between the Company and the Bank (the "First Amendment"), the parties agreed to waive said requirement from March 24, 1999 through and including June 30, 1999 provided the Company's Tangible Net Worth during such period not be less than $20,000,000. The First Amendment further provided that after June 30, 1999 the requirement that the Company's Tangible Net Worth would not be less than $21,000,000 was reinstituted.

     Subject to the terms herein provided, this will serve as the Bank's consent and agreement to the following:

     3. The terms of Page 7, paragraph (n) of the Note requiring that the Company's Tangible Net Worth at all times not be less than $21,000,000 are hereby waived from this date provided the Company's Tangible Net worth at the close of each fiscal quarter beginning June 30, 1999 must not be less than the sum of (i) $17,500,000 plus (ii) fifty percent (50%) of the Net Income (exclusive of any losses) reflected in each audited income statement for each fiscal year beginning June 30, 1999. For the purposes of this paragraph, the "Net Income" shall mean, for any Period of calculation, the Company's net income as determined in accordance with GAAP but excluding any extraordinary gains and losses, net of taxes.


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     Except  as  expressly stated herein, the Loan Documents, as hereby amended, shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of the Bank under any of the Loan Documents nor constitute a waiver of any provision of the Loan Documents as except as specifically set forth herein. The Company hereby ratifies, reaffirms, acknowledges and agrees that the Loan Documents, as hereby amended, are and shall continue to be the valid and enforceable obligations of the Company.

     If the foregoing meets with your approval and acceptance, please indicate your agreement where indicated below.

                                  LASALLE  NATIONAL  BANK



                                  By:
                                     ----------------------------------
                                       Robert  S.  Holmes,
                                       Senior  Vice  President


     The undersigned Allied Healthcare Products, Inc. hereby agrees and accepts the terms of the above letter as of the date first above written.

                                  ALLIED  HEALTHCARE  PRODUCTS,  INC.



                                  By:
                                     ----------------------------------
                                      Tom  Jenuleson,
                                      Chief Financial Officer and Vice President


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